Registration No. 33-84132
                                                   Filed April 30, 1997


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933




                      COMMUNITY INVESTORS BANCORP, INC.
   (Exact Name of Registrant as specified in its Articles of Incorporation)


          OHIO                                         34-1779309

 (State of incorporation)                   (IRS Employer Identification No.)


                          119 South Sandusky Avenue
                             BUCYRUS, OHIO  44820
         (Address of principal executive offices, including zip code)



                          1995 STOCK OPTION PLAN
                         (Full Title of the Plan)




                                         Copies to:
                                         John P. Soukenik, Esq.
John W. Kennedy, President and           Kenneth B. Tabach, Esq.
  Chief Executive Officer                Elias, Matz, Tiernan & Herrick L.L.P.
Community Investors Bancorp, Inc.        734 15th Street, N.W.
119 South Sandusky Avenue                Washington, D.C.
Bucyrus, Ohio  44820                     (202) 347-0300

(419) 562-7055
(Name, address, and telephone number
 of agent for service)


                               Page 1 of 9 pages
                    Index to Exhibits is located on page 5.

                       CALCULATION OF REGISTRATION FEE


Title of                          Proposed        Proposed
Securities                        Maximum         Maximum         Amount of
to be              Amount to be   Offering Price  Aggregate       Registration
Registered         Registered(1)  Per Share       Offering Price  Fee
Common Stock, par
  value $0.01           40,405    $ 15.60(3)      $  630,433(3)   $191.04

Common Stock, par
  value $0.01           33,409    $ 17.25(4)      $  576,305(4)   $174.64
                        ------                       -------       ------

Total                   73,814(2)                 $1,206,738      $365.68
                        ======                     =========       ======


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Community Investors Bancorp, Inc. ("Company" or "Registrant") 1995 Stock Option Plan ("1995 Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2)  Represents shares currently reserved for issuance pursuant to the 1995
Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 40,405 shares of Common Stock which are outstanding under the 1995 Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 33,409 shares for which stock options have not been granted under the 1995 Plan is equal to the average of the closing sales prices of the Common Stock of the Company on April 28, 1997 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") SmallCap System.

                    __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. <section> 230.462.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1996 filed with the Commission on September 27, 1996;

          (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 2, 1995;

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with the General Corporation Law of the State of Ohio,
Article VI of the Registrant's Articles of Incorporation provide as follows:

     ARTICLE VI. INDEMNIFICATION

     By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Company shall indemnify or agree to indemnify:

               1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership,joint venture,trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful: and

               2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, office, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any of the following:

                    a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other shall deem proper;

                    b. Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code of Ohio.

               3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

               4. Any indemnification under subsections (1) and (2) of this Article VI, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article VI. Such determination shall be made by the directors of the Company in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio.


     The Company carries a liability insurance policy for its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     NO.      EXHIBIT                                                PAGE

     4        Common Stock Certificate*                              --

     5        Opinion of Elias, Matz, Tiernan & Herrick              E-1
                L.L.P. as to the legality of the securities

     23.1     Consent of Elias, Matz, Tiernan & Herrick              --
              L.L.P. (contained in the opinion included
               as Exhibit 5)

     23.2     Consent of Grant Thornton LLP                          E-3

     24       Power of attorney for any subsequent                   --
               amendments is located in the signature pages

     99.1     1995 Stock Option Plan                                 E-4



* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 33-84132) filed with the Commission on September 15, 1994.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio on April 29, 1997.

                              COMMUNITY INVESTORS BANCORP, INC.



                              By:  /s/ John W. Kennedy
                                   -------------------
                                   John W. Kennedy
                                   President and
                                   ChiefExecutive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints John W. Kennedy his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

           Name                      Title                        Date


                                     President and Chief         April 29, 1997
/s/ John W. Kennedy                  Executive Officer
John W. Kennedy                      (principal executive
                                     officer)

                                     Chief Financial Officer     April 29, 1997
/s/ Brian R. Buckley                 (principal financial and
Brian R. Buckley                     accounting officer)


/s/ Dale C. Hoyles
Dale C. Hoyles                       Director                    April 29, 1997


/s/ Thomas P. Moore
Thomas P. Moore                      Director                    April 29, 1997


/s/ David M. Auck
David M. Auck                        Director                    April 29, 1997



/s/ Richard L. Cory
Richard L. Cory                      Director                    April 29, 1997


                                     Director                    April 29, 1997
/s/ Philip E. Harris
Philip E. Harris


                                     Director                    April 29, 1997

/s/Brent D. Fissel, DDS
Brent D. Fissel, D.D.S.